BLACKROCK MuniHoldings New York Insured Fund, Inc.

FILE #811-08217

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
9/14/2007	Dormitory Authority of State of NY	120,820,000	2,500,000	Goldman, Sachs & Co., Alta Capital Group LLC, Janney Montgomery Scott LLC, J.P. Morgan Securities Inc., Merrill Lynch & Co
9/14/2007	State of NY Mortgage Agency	22,980,000	1,000,000	Bear, Stearns & Co. Inc, Banc of America Securities LLC, First Albany Capital Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Roosevelt & Cross, Inc., UBS Securities LLC
10/3/2007	NEW YORK ST TWY AUTH GEN REV	1,008,910,000	4,000,000

Citi, JPMorgan, M.R. Beal & Company, Merrill Lynch & Co., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc, RBC Capital Markets, UBS Investment Bank, KeyBanc Capital Markets, Wachovia Bank, National Association

BLACKROCK MuniHoldings New York Insured Fund, Inc.

FILE #811-08217

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/16/2007	The City of New York General Obligations Bonds	950,465,000	2,050,000

Citigroup Global Markets Inc., Bear, Stearns & Co. Inc, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, M.R. Beal  & Company, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, Loop Capital Markets, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities. LLC, Janney Montgomery Scott LLC, Popular Securities, Inc., Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

BLACKROCK MuniHoldings New York Insured Fund, Inc.

FILE #811-08217

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/16/2007	The City of New York General Obligations Bonds	950,465,000	1,250,000

Citigroup Global Markets Inc., Bear, Stearns & Co. Inc, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, M.R. Beal  & Company, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, Loop Capital Markets, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities. LLC, Janney Montgomery Scott LLC, Popular Securities, Inc., Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

12/6/2007	METROPOLITAN TRANSN AUTH N Y REV	415,000,000	2,500,000

Citi, JPMorgan, Lehman Brothers, Bear, Stearns & Co. Inc, UBS Investment Bank, Banc of America Securities LLC, DEPFA First Albany Securities, LLC., Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Stanley, M.R. Beal & Company, Ramirez & Co. Inc., Raymond James & Associates, Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, N.A.

BLACKROCK MuniHoldings New York Insured Fund, Inc.

FILE #811-08217

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/6/2008	City of New York	475,000,000	3,750,000

Loop Capital Markets, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, M.R. Beal & Company, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities, LLC, Janney Montgomery Scott LLC, Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.